EXHIBIT 99.1

Healthcare AI Acquisition Corp. Announces Additional Contribution to Trust Account to Extend Period to Consummate Business Combination

New York July 12, 2023 (NEWSWIRE) -- Healthcare AI Acquisition Corp. (NASDAQ: HAIA, the “Company”), a special purpose acquisition company, announced today that Atticus Ale, LLC, the Company’s sponsor (“Sponsor”), has deposited into the Company’s trust account (the “Trust Account”) an aggregate of $50,000, in order to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from July 14, 2023 to August 14, 2023. The Company issued a promissory note to the Sponsor with a principal amount of $100,000 to cover extension payments. The promissory note bears no interest and will be due at the closing of a business combination by the Company. The purpose of the extension is to provide time for the Company to complete a business combination.

About Healthcare AI Acquisition Corp.

Healthcare AI Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company's initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts

Healthcare AI Acquisition Corp.

Zikang Wu

zikwucontact@gmail.com